November 20, 2023

Dakota Gold Corp. Announces Extension of
the Option Covering Certain Surface Rights of the Homestake
Mine Property with Barrick Gold Corporation to 2026

LEAD, SOUTH DAKOTA - Dakota Gold Corp. (NYSE American: DC) ("Dakota Gold" or the "Company") is pleased to announce that it has extended the option term from September 7, 2024 to March 7, 2026 of its option agreement with Homestake Mining Company of California ("Homestake"), a wholly owned subsidiary of Barrick Gold Corporation ("Barrick"), over certain of Homestake's surface rights and residual facilities in the Homestake District in South Dakota.

Jonathan Awde, President, CEO and Director of Dakota Gold stated, "Extending the term of this option agreement provides the Company with much greater flexibility and alignment. We appreciate Barrick's support and collaboration and value Barrick as our partner in revitalizing the Homestake District. In addition, after the closing of our recent $17 million financing with Orion Mine Finance, our exploration program is fully funded for 2024 and we look forward to exciting results from the four drills we have operating at our Maitland and Richmond Hill Gold Projects."

The surface option agreement includes exclusive access to all of Homestake's extensive historic data sets which chronicle its 145-year exploration and mining history throughout South Dakota. This data helps to inform our drilling programs in the Homestake District. Additionally, the agreement provides the potential for the Company to repurpose already disturbed land for exploration and development within the Homestake District.

About Dakota Gold Corp.

Dakota Gold (NYSE American: DC) is a South Dakota-based responsible gold exploration and development company with a specific focus on revitalizing the Homestake District in Lead, South Dakota. Dakota Gold has high-caliber gold mineral properties covering over 46 thousand acres surrounding the historic Homestake Mine. More information about the Company can be found at www.dakotagoldcorp.com.

The Dakota Gold team is focused on new gold discoveries and opportunities that build on the legacy of the Homestake District and its 145 years of gold mining history.

Subscribe to Dakota Gold's e-mail list at www.dakotagoldcorp.com/contact-us/sign-up/ to receive the latest news and other Company updates.

Shareholder and Investor Inquiries

For more information, please contact:

Jonathan Awde, President and Chief Executive Officer

Tel: +1 604-761-5251

Email: JAwde@dakotagoldcorp.com

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the execution and timing of our planned exploration activities, our use and evaluation of historic data, our ability to achieve our strategic goals, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of the Company's Annual Report on Form 10-KT for the nine-month transition period ended December 31, 2022, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.